EXHIBIT 11.1

               STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                           (In thousands, except per share data)
                                   (unaudited)

                                                           Three Months Ended
                                                               March 31,
                                                         ----------------------
                                                            2000        1999
                                                         ----------  ----------
Net income.........................................      $  12,664   $  10,008
                                                         ==========  ==========
Basic earnings per share:
   Income before cumulative effect of accounting
   change..........................................      $    0.25   $    0.21
   Cumulative effect of accounting change,
   net of tax......................................             --       (0.01)
                                                         ----------  ----------
     Basic earnings per share......................      $    0.25   $    0.20
                                                         ==========  ==========

Diluted earnings per share:
   Income before cumulative effect of accounting
   change..........................................      $    0.24   $    0.20
   Cumulative effect of accounting change,
   net of tax......................................             --       (0.01)
                                                         ----------  ----------
     Diluted earnings per share ...................      $    0.24   $    0.19
                                                         ==========  ==========

Weighted average shares outstanding:
   Basic ..........................................         50,112      49,484
   Diluted ........................................         53,415      51,339

Calculation of weighted average shares:

   Weighted average common stock outstanding-basic.         50,112      49,484
   Weighted average common stock options,
   utilizing the treasury stock method.............          3,303       1,855
                                                         ----------  ----------
Weighted average shares outstanding-diluted........         53,415      51,339
                                                         ==========  ==========